Exhibit 99.1

CONTACT:

Christine Nakamoto, Investor Relations

408.617.7626

christine.nakamoto@palm.com

Palm Previews Q1 FY08 Results;

Company to Begin Marketing Senior Secured Loan Facilities

SUNNYVALE, Calif., Sept. 19, 2007 — Palm, Inc. (Nasdaq: PALM) today reported preliminary financial results for the first quarter of fiscal year 2008, ended Aug. 31, 2007. Full results will be reported Oct. 1, 2007.

Based on preliminary financial data, Palm expects revenue to be in the range of $359 million to $361 million for the first quarter of fiscal year 2008. Smartphone revenue is expected to be in the range of $300 million to $302 million for the quarter, and smartphone sell-through for the quarter is expected to range between 685,000 units to 690,000 units.

Earnings per diluted share are expected to be $(0.01) to $0.00 on a GAAP(1) basis and $0.08 to $0.09 on a non-GAAP(2) basis.

Gross margin is expected to be in the range of 36.0 percent to 36.2 percent on a GAAP basis and 36.1 percent to 36.3 percent on a non-GAAP basis.

Operating expenses on a GAAP basis are expected to be in the range of $134.0 million to $135.0 million and, on a non-GAAP basis, between $121.1 million and $122.1 million.

Included in the GAAP results are approximately $5.1 million related to SFAS 123(R) stock-based compensation expense, before taxes, approximately $1.0 million related to amortization of intangible assets, approximately $5.0 million of patent acquisition cost, approximately $6.6 million related to the first quarter restructuring charge for the recently implemented organizational changes and approximately $4.4 million related to the gain on sale of land.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is expected to be in the range of $3.4 million to $4.4 million. EBITDA, adjusted to add back stock-based compensation, patent acquisition cost, restructuring charges and gain on sale of land, or Adjusted EBITDA, is expected to be between $16.0 million and $17.0 million.

Cash, cash equivalents and short-term investments balance is expected to be approximately $627 million.

The Company is initiating the process of marketing its proposed Senior Secured Loan Facilities in conjunction with its recapitalization transaction, which was approved by shareholders on Sept. 12, 2007. These preliminary results may be included in materials that will be shared with potential investors. The Company does not plan to provide any additional update on its results until the first-quarter earnings announcement.

Full results for the company’s first quarter of fiscal year 2008 will be announced on Monday, Oct. 1, after the close of the market at 1 p.m. Pacific/4 p.m. Eastern, and a conference call will follow at 1:30 p.m. Pacific/4:30 p.m. Eastern. The dial-in number is 800.901.5231 in the United States and 617.786.2961 for international callers. There is no passcode required for the call.

A telephone replay of the conference call will be available through Oct. 8, 2007. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 17484531. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

About Palm, Inc.

Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information from anywhere. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones and Palm handheld computers, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the first quarter of fiscal year 2008, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.

Stock-based Compensation. Palm believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of its operating results to peer companies. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that assuming a 40 percent effective tax rate on a non-GAAP basis provides a more appropriate prospect for the future.

Other Expenses. Palm excludes certain other expenses that are the result of unplanned events to measure its operating performance. Included in these expenses are items such as patent acquisition cost, restructuring charges and gain on sale of land. Palm assesses its operating performance excluding patent acquisition cost, restructuring charges and gain on sale of land as these amounts relate to events that are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. We consider this measure to be an important indicator of our operational strength to incur and repay indebtedness. We exclude net interest and taxes to allow a creditor to assess the ability to repay different debt instruments. We exclude depreciation and amortization because while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to our ability to repay debt. This measure is used by some investors when assessing the performance of our Company. In addition, we further exclude the other non-GAAP items, such as stock-based compensation, restructuring charges, patent acquisition cost and gain on sale of land, listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding stock-based compensation, restructuring charges, patent acquisition cost and gain on sale of land is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in Palm’s industry, may calculate non-GAAP financial measures differently than the Company does, limiting their usefulness as a comparative tool. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected first quarter of fiscal year 2008 revenue, sell-through of smartphone units, gross margin, operating expenses, EBITDA, Adjusted EBITDA, cash, cash equivalents and short-term investments and earnings per share. The first quarter of fiscal year 2008 preview results are preliminary because Palm has not completed its quarterly review procedures. Actual results could vary. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

CAUTIONARY NOTE REGARDING REPORTED SELL-THROUGH: Palm generally records revenues for its smartphone products based on sell-in to carriers and other distributors. To facilitate investors’ understanding of end-user demand for the company’s products, Palm also reports smartphone sell-through information. Palm relies on reports from carriers and other distributors for its smartphone sell-through and inventory information. This information is subject to variance, and Palm can not assure investors of its accuracy, although Palm believes it to be accurate in all material respects.

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(1)	GAAP stands for Generally Accepted Accounting Principles.

(2)

Guidance for the first quarter of fiscal year 2008 was provided on a GAAP and a non-GAAP basis. The non-GAAP guidance can be reconciled to the nearest GAAP measure by including the stock-based compensation charge anticipated to be recorded in accordance with SFAS 123(R) during the period, amortization of intangible assets, patent acquisition cost, restructuring charges and gain on sale of land.

Palm and Treo are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(dollars in thousands, except per share amounts)

(Unaudited)

Three Months Ended Aug. 31, 2007
Net income per share:
Diluted, as reported	$(0.01) - $0.00
Adjustments	0.09

Diluted, non-GAAP	$0.08 - $0.09

Three Months Ended Aug. 31, 2007
Gross margins, GAAP	36.0% - 36.2%
Adjustments	0.1

Gross margins, non-GAAP	36.1% - 36.3%

Three Months Ended Aug. 31, 2007
Operating expenses, as reported	$134,000 - $135,000
Approximate adjustments:
Stock-based compensation (*)	(4,700)
Amortization of intangible assets	(1,000)
Patent related acquisition expense	(5,000)
Gain on sale of land	4,400
Restructuring charges	(6,600)

Operating expenses, non-GAAP	$121,100 - $122,100

Three Months Ended Aug. 31, 2007
Net income (loss), as reported	$(1,500) - $(500)
Approximate adjustments:
Interest (income) expense, net	(7,800)
Taxes	3,800
Depreciation and amortization	8,900

EBITDA	3,400 - 4,400
Approximate adjustments:
Stock-based compensation	5,100
Other non-operating (income) expense, net	300
Patent related acquisition expense	5,000
Gain on sale of land	(4,400)
Restructuring charges	6,600

Adjusted EBITDA	$16,000 - $17,000

(*)	Stock-based compensation excludes the portion applicable to cost of revenues.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation, amortization of intangible assets patent acquisition cost, restructuring charges, gain on sale of land and for the related income tax provision of 40% which is the non-GAAP tax rate.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.